EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2004 (except as to the Restatement caption under Note 2 to the consolidated financial statements, which is as of March 24, 2004) relating to the consolidated financial statements and financial statement schedules of Tut Systems, Inc., which appears in Tut Systems, Inc.’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2003.

/S/ PRICEWATERHOUSECOOPERS LLP

Portland, Oregon

January 27, 2005